EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Forbes Energy Services, Ltd

Alice, TX

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 29, 2011, except for Note 17, under “Share Consolidation,” as to which the date is August 15, 2011, relating to the consolidated financial statements of Forbes Energy Services, Ltd. appearing in the Forbes Energy Services, Ltd. Post Effective Amendment No. 1 to Form S-4 (File No. 333-170741) dated October 11, 2011.

/s/ BDO USA, LLP

Houston, TX

March 9, 2012